EXHIBIT 21.1

                  SUBSIDIARIES OF OMNI ENERGY SERVICES CORP.


                                                             State of
                                                           Incorporation
Subsidiary                                                or Organization
----------                                                ---------------

OMNI Energy Services - Alaska, Inc.                            Alaska

American Aviation, L.L.C.                                     Missouri

OMNI International Energy Services, Ltd                    Cayman Islands

OMNI International Energy Services-South America, Ltd      Cayman Islands

OMNI Energy Services Canada Corp.                              Alberta

































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